UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Cabela’s Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following information was filed with the Securities and Exchange Commission on June 26, 2017 by Cabela’s Incorporated on Form 8-K (Item 8.01 Other Events):

As previously disclosed, on October 3, 2016, Cabela’s Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, by and among the Company, Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), and Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), which was amended by the Amendment to Agreement and Plan of Merger, dated as of April 17, 2017 (and as further amended from time to time, the “Merger Agreement”). The Merger Agreement provides for Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”).

Parent has informed the Company that Parent, with the consent of the Company, has agreed to enter into a timing agreement with the United States Federal Trade Commission (the “FTC”), pursuant to which Parent will agree to extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until July 5, 2017 at the request of the FTC staff to enable the FTC staff to brief the FTC commissioners on the Merger and to address any questions the FTC commissioners may have. The consummation of the Merger remains subject to (i) the approval of the Company’s stockholders at the July 11, 2017 Special Meeting of Stockholders, (ii) the closing of the purchase and sale of substantially all of the business of World’s Foremost Bank, a Nebraska banking corporation and wholly owned subsidiary of the Company, pursuant to the Framework Agreement described in Item 1.01 of the Current Report on Form 8-K filed by the Company on April 18, 2017 and (iii) other customary closing conditions. The Company and Parent are continuing to work closely and cooperatively with the FTC in its review of the proposed Merger.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed Merger, among other things. The proposed Merger is being submitted to the stockholders of the Company for their consideration. In connection therewith, the Company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including the definitive proxy statement filed with the SEC on June 5, 2017 (the “Proxy Statement”), regarding the proposed Merger, which has been mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the Proxy Statement regarding the proposed Merger, any amendments or supplements thereto and other documents containing important information about the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the Proxy Statement regarding the proposed Merger and any filings with the SEC that are incorporated by reference in such Proxy Statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 17, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement regarding the proposed Merger and may be contained in other relevant materials filed with the SEC.